Exhibit 2.1

                                                              EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                     AGREEMENT AND PLAN OF MERGER dated as of December 19, 2000, between SEACOR SMIT Inc., a Delaware corporation ("SEACOR"), and SCF Corporation, a Delaware corporation ("SCF").


                              W I T N E S S E T H:

                     WHEREAS, the respective Boards of Directors of SEACOR and SCF have determined that it is desirable and in the best interests of the parties to this Agreement and their respective stockholders to provide for the merger of SCF with and into SEACOR (the "Merger"), in accordance with the terms and subject to the conditions set forth herein; and

                     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder;

                     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

                                    ARTICLE 1.
                                   DEFINITIONS

                     Section 1.1. Definitions. As used in this Agreement, the following terms when capitalized have the meanings indicated:

                     "Adjusted Net Current Assets" shall mean, subject to
Section 3.4(a)(ii), an amount equal to the consolidated current assets of SCF and its subsidiaries (including, but not limited to, cash and cash equivalents, marketable securities, deposits, accounts receivable and prepaid expenses but excluding the value of any shares of SEACOR Common Stock held by SCF) less 50% of the current assets of SCF Towboat III reduced by all consolidated current liabilities (excluding 50% of the current portion of the long-term debt associated with the barges owned by SCF Towboat III), as determined in accordance with GAAP (it being understood, that all intercompany accounts will be eliminated prior to determining Adjusted Net Current Assets).

                     "Affiliate" shall have the meaning ascribed to such term by Rule 12b-2 promulgated under the Exchange Act.

                     "Agreement" shall mean this Agreement and Plan of Merger, including the Schedules and Exhibits hereto, all as amended or otherwise modified from time to time.

                     "Arbitrator" shall have the meaning ascribed to such term in Section 3.4(b).

                     "Average Market Price" shall mean the average of the daily closing sale price per share of SEACOR Common Stock on the New York Stock Exchange for the 20 consecutive Business Days ending on the trading day next preceding the third Business Day prior to the Closing Date.

                     "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement
(whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans, that (A) is maintained, administered or contributed to by the employer or the employer has any obligation or liability (contingent or otherwise) and (B) covers any employee or former employee or director of the employer.

                     "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which national banks or the New York Stock Exchange is closed.

                     "Cash Consideration" shall have the meaning ascribed to such term in Section 3.1(a).

                     "Certificates of Merger" shall have the meaning ascribed to such term in Section 2.1(b).

                     "Closing" shall have the meaning ascribed to such term in
Section 2.1(a).

                     "Closing Balance Sheet" shall have the meaning ascribed to such term in Section 3.4(a).

                     "Closing Date" shall have the meaning ascribed to such term in Section 2.1(a).

                     "Code" shall have the meaning ascribed to such term in the premises to this Agreement.

                     "Contract" means any contract, charter, agreement, lease, indenture, note, bond, instrument, lien, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other binding understanding or arrangement, whether written or oral.

                     "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

                     "DOJ" shall have the meaning ascribed to such term in
Section 6.1(a).

                     "Effective Date" shall have the meaning ascribed to such term in Section 2.1(b).

                     "Effective Time" shall have the meaning ascribed to such term in Section 2.1(b).

                     "Employee Plan" means an employee benefit plan or arrangement as defined in Section 3(3) of ERISA, that is maintained, administered or contributed to by the employer or the employer has any obligation or liability (contingent or otherwise) and covers any employee or former employee of the employer.

                     "Environmental Laws" means all federal, state, local and foreign laws, common law duties, ordinances, codes, regulations and other legally binding obligations relating to pollution, the protection of the environment, human health and safety or natural resources, including, without limitation, all such laws governing the operation of business, each SCF Vessel, the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Substances or wastes and all such laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to Hazardous Substances.

                     "Environmental Permits" shall have the meaning ascribed to such term in Section 4.21(a).

                     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations promulgated thereunder.

                     "Escrow Agreement" shall have the meaning ascribed to such term in Section 7.2(h).

                     "Estimated Adjusted Net Current Assets" shall mean $2,910,037.

                     "Estimated Cash Consideration" shall have the meaning ascribed to such term in Section 3.1(b).

                     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                     "Final Adjusted Net Current Assets" shall have the meaning ascribed to such term in Section 3.4(b).

                     "Fractional Payment" shall have the meaning ascribed to such term in Section 3.1(c).

                     "FTC" shall have the meaning ascribed to such term in
Section 6.1(a).

                     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                     "Hazardous Substances" means any and all wastes, materials or substances defined, regulated or classified as "hazardous substances," "hazardous wastes," "hazardous constituents" or words of similar meaning in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.ss. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss.ss. 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder; (iii) the Oil Pollution Act of 1990, 33 U.S.C.ss.ss. 2701 et seq., and any amendments thereto and regulations thereunder; or (iv) any other Environmental Law.

                     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                     "HSR Reports" shall mean the premerger notification and report form to be filed under the HSR Act.

                     "Indemnification Agreement" shall have the meaning ascribed to such term in Section 7.2(h).

                     "Indemnified Person" shall have the meaning ascribed to such term in Section 8.1(a).

                     "Intellectual Property Right" means any trademark, service mark, trade name, patent, trade secret, copyright, know-how or other type of intellectual property right (including any registrations or applications for registration of any of the foregoing).

                     "Investment and Registration Rights Agreement" shall have the meaning ascribed to such term in Section 3.5(a).

                     "IRS" shall have the meaning ascribed to such term in
Section 4.17(a).

                     "Liens" shall mean pledges, liens, encumbrances, rights in rem, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

                     "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on the financial condition, results of operations, business or prospects of such party.

                     "Merger" shall have the meaning ascribed to such term in the premises to this Agreement.

                     "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

                     "Net Aggregate Share Consideration" shall have the meaning ascribed to such term in Section 3.7(a).

                     "Outstanding SCF Stock Options" shall mean all employee stock options to purchase shares of SCF Common Stock outstanding at the Effective Time.

                     "Permitted Liens" shall mean any mechanic's, worker's, materialmen's, maritime or other liens arising as a matter of law in the ordinary course of business consistent with past practice.

                     "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

                     "Proportionate Share" shall, with respect to any SCF Stockholder, have the meaning ascribed to such term in Section 3.2(b).

                     "Registration Statement" shall mean the registration statement on Form S-3 to be filed by SEACOR with the SEC for the purpose, among other things, of registering the SEACOR Common Stock which will be issued to the holders of SCF Common Stock following consummation of the Merger.

                     "Returns" shall mean all returns, reports, estimates, declarations, information return, statement or other similar documents relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                     "SCF" shall mean SCF Corporation, a Delaware corporation.

                     "SCF Audited Financial Statements" shall mean the audited combined balance sheet and related combined statements of income, stockholders' equity and cash flows, and the related notes thereto, of the SCF Group as of and for the years ended December 31, 1998 and 1999.

                     "SCF Common Stock" shall mean shares of common stock, without par value, of SCF.

                     "SCF Financial Statements" shall mean the SCF Audited Financial Statements and the SCF Interim Financial Statements, collectively.

                     "SCF Group" shall mean SCF and its subsidiaries (including, without limitation, SCF Towboat III)

                     "SCF Interim Financial Statements" shall mean the unaudited combined balance sheet, and the related unaudited combined statements of income and cash flows, of the SCF Group as of and for the nine-month period ended September 30, 2000.

                     "SCF Latest Balance Sheet" shall mean the combined balance sheet of the SCF Group included in the SCF Interim Financial Statements.

                     "SCF Material Contracts" shall have the meaning ascribed to such term in Section 4.10(a) hereof.

                     "SCF Representative" shall mean Fred Farkouh, who has been appointed by the Board of Directors of SCF and by the unanimous written consent of the SCF Stockholders as their representative for purposes of Section
3.4 hereof or any successor as SCF Representative appointed in accordance with the terms of the Indemnification Agreement.

                     "SCF Stockholders" shall have the meaning ascribed to such term in Section 3.5(a).

                     "SCF Towboat III" shall mean SCF Towboat III, L.P., a Delaware limited partnership.

                     "SCF Vessels" shall have the meaning ascribed to such term in Section 4.13.

                     "SEACOR" shall mean SEACOR SMIT Inc., a Delaware corporation.

                     "SEACOR Affiliated Group" shall mean SEACOR and the other subsidiaries of SEACOR.

                     "SEACOR Audited Financial Statements" shall mean the audited consolidated balance sheets, and the related consolidated statements of earnings, stockholders' equity and cash flows, and the related notes thereto, of SEACOR and its subsidiaries as of and for the years ended December 31, 1998 and 1999.

                     "SEACOR Certificate of Merger" shall have the meaning ascribed to such term in Section 2.1(b).

                     "SEACOR Common Stock" shall mean shares of common stock, $.01 par value per share, of SEACOR. Any expression of a number of shares of SEACOR Common Stock contained herein shall be appropriately adjusted for stock splits, reverse stock splits or stock dividends subsequent to the date hereof.

                     "SEACOR Financial Statements" shall mean the SEACOR Audited Financial Statements and the SEACOR Interim Financial Statements.

                     "SEACOR Interim Financial Statements" shall mean the unaudited consolidated balance sheet, and the related consolidated unaudited statements of earnings and cash flows, of SEACOR and its subsidiaries as of and for the nine month period ended September 30, 2000.

                     "SEACOR Latest Balance Sheet" shall mean the consolidated balance sheet included in the SEACOR Interim Financial Statements.

                     "SEACOR Material Contract" shall have the meaning ascribed to such term in Section 5.8.

                     "SEACOR SEC Documents" shall have the meaning ascribed to such term in Section 5.6(a).

                     "SEACOR Stock Option" shall have the meaning ascribed to such term in Section 3.2(a)(ii).

                     "SEC" shall mean the Securities and Exchange Commission of the United States.

                     "Securities Act" shall mean the Securities Act of 1933, as amended.

                     "Share Consideration" shall have the meaning ascribed to such term in Section 3.1(a).

                     "Stock Consideration" shall have the meaning ascribed to such term in Section 3.1(a).

                     "Surviving Corporation" shall mean SEACOR following the Effective Time.

                     "Taxes" means all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and any interest or penalties imposed with respect to the filing, obligation to file or failure to file any Return, and shall include any transferee liability in respect of Taxes.

                     "Termination Date" shall have the meaning ascribed to such term in Section 9.1(c).

                     "Title IV Plan" shall have the meaning ascribed to such term in Section 4.17(d).

                     "Total Merger Consideration" shall have the meaning ascribed to such term in Section 3.1(a).

                     "Undisclosed Liabilities" shall have the meaning ascribed to such term in Section 4.7.

                                    ARTICLE 2.
                 THE CLOSING; THE MERGER; EFFECTS OF THE MERGER

                     Section 2.1. Closing.

                     (a) The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article 7 hereof, at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, New York, New York 10153, at 10:00 A.M. (New York time) on a date to be mutually agreed upon between the parties, which shall be no later than the third Business Day after satisfaction of the latest to occur of the conditions set forth in Article 7 hereof (or waiver thereof by the party entitled to waive the same), or if no date has then been agreed to, on any date specified by one party to the other upon three Business Days' notice following satisfaction (or waiver) of such conditions (the date of the Closing being referred to herein as the "Closing Date").

                     (b) At the Closing, the parties shall (i) deliver the documents, certificates and opinions required to be delivered by Article 7 hereof, (ii) provide proof or indication of the satisfaction or waiver of each of the conditions set forth in Article 7 hereof and (iii) execute and deliver to the Secretary of State of the State of Delaware a Certificate of Merger in substantially the form of Exhibit B hereto (the "Certificate of Merger") in accordance with the provisions of the DGCL. The Merger shall be effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware (such date and time being hereinafter referred to respectively as the "Effective Date" and the "Effective Time").

                     Section 2.2. The Merger. Subject to the terms and conditions of this Agreement, SCF shall be merged with and into SEACOR at the Effective Time. Following the Merger, SCF shall cease to exist and SEACOR shall be the Surviving Corporation and shall succeed to and assume all the rights and obligations of SCF in accordance with the DGCL.

                     Section 2.3. Effects of the Merger; Certificate and By-laws; Directors and Officers.

                     (a) The Merger shall have the effects specified in Section 251 of the DGCL.

                     (b) The Restated Certificate of Incorporation of SEACOR, as amended, shall be the Certificate of Incorporation of the Surviving Corporation thereafter unless and until amended in accordance with its terms and as provided by law.

                     (c) The Amended and Restated By-laws of SEACOR as in effect at the Effective Time shall be the By-laws of the Surviving Corporation thereafter unless and until amended in accordance with its terms, the terms of the Certificate of Incorporation of the Surviving Corporation and as provided by law.

                     (d) The directors and officers of SEACOR at the Effective Time shall be the directors and officers of the Surviving Corporation thereafter, each to hold a directorship or office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected and qualified.

                                   ARTICLE 3.
                   MERGER CONSIDERATION; CONVERSION OF SHARES

                     Section 3.1. Conversion of Shares.

                     (a) (i) At the Effective Time, by virtue of the Merger and without any further action on the part of SEACOR, SCF, the Surviving Corporation or any of the respective stockholders thereof: (A) each issued share of SCF Common Stock that is held in treasury by SCF shall be cancelled and no capital stock of SEACOR or other consideration shall be delivered in exchange therefor; and (B) each share of SCF Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive, and shall be exchanged for, the sum of (1) a number of shares of SEACOR Common Stock equal to the quotient obtained by dividing the Aggregate Share Consideration (as defined below) by the number of shares of SCF Common Stock outstanding at the Effective Time (the "Share Consideration") and (2) an amount in cash equal the quotient obtained by dividing the Final Adjusted Net Current Assets by the number of shares of SCF Common Stock outstanding at the Effective Time (the "Cash Consideration" and, together with the Share Consideration, the "Total Merger Consideration").

                     (ii) For purposes hereof, "Aggregate Share Consideration" shall mean a number of shares of SEACOR Common Stock equal to the sum of (A) 236,573 shares plus (B) a number of shares equal to the quotient obtained by dividing $6,722,126 (representing the agreed net value of the SCF barge business and assets, calculated in accordance with Schedule 3.1 hereto) by the Average Market Price minus (C) a number of shares equal to the quotient obtained by dividing (i) the difference between (x) the pro forma aggregate value (assuming the Average Market Price) of the Total Merger Consideration that would be allocable in the Merger to all shares of SCF Common Stock issuable upon exercise of the Outstanding SCF Stock Options had such SCF Stock Options been exercised prior to the Merger and (y) the aggregate exercise price of all Outstanding SCF Stock Options, by (ii) the Average Market Price.

                     (b) Upon conversion of shares of SCF Common Stock into the right to receive the Total Merger Consideration in the manner described in paragraph 3.1(a)(i), each record holder of issued and outstanding SCF Common Stock at the Effective Time shall have the right to receive (i) a certificate representing such number of shares of SEACOR Common Stock equal to the product of (A) the Share Consideration multiplied by (B) the number of issued and outstanding shares of SCF Common Stock of which such Person is the record holder at the Effective Time and (ii) an amount of cash equal to the product of (A) the Estimated Cash Consideration multiplied by (B) the number of issued and outstanding shares of SCF Common Stock of which such Person is the record holder at the Effective Time. For purposes hereof, the "Estimated Cash Consideration" shall mean the quotient obtained by dividing the Estimated Adjusted Net Current Assets by the sum of the number of shares of SCF Common Stock issued and outstanding at the Effective Time.

                     (c) Notwithstanding anything to the contrary contained in
Section 3.1(b), in lieu of the issuance of fractional shares of SEACOR Common Stock, each holder of record of issued and outstanding shares of SCF Common Stock at the Effective Time shall be entitled to receive a cash payment (without interest) (each a "Fractional Payment" and, collectively, the "Fractional Payments") equal to the fair market value of a fraction of a share of SEACOR Common Stock to which such holder would be entitled to but for this provision. For purposes of calculating such cash payment, the fair market value of a fraction of a share of SEACOR Common Stock shall be such fraction multiplied by the Average Market Price.

                     (d) At the Effective Time, all Outstanding SCF Stock Options shall be converted into the right to receive, and shall be exchanged for, SEACOR Stock Options as provided by Section 3.2(a)(ii).

                     Section 3.2. Exchange of Stock Certificates and Options for Merger Consideration; Record Date.

                     (a) (i) On or after the Effective Date, each holder of record of a certificate or certificates that, at the Effective Time represented issued and outstanding shares of SCF Common Stock, shall surrender such certificates for cancellation to SEACOR, together with a letter of transmittal in the form of Exhibit C hereto, duly executed. Such letter of transmittal shall require each former record holder of a certificate or certificates that represented SCF Common Stock to specify whether such person is a citizen of the United States, within the meaning of Section 2 of the Shipping Act, 1916, as amended, and as required by the Merchant Marine Act of 1936, as amended, and the Merchant Marine Act of 1920, as amended, and the regulations thereunder. In exchange therefor, SEACOR shall, as promptly as practicable: (x) issue to each such holder who has appropriately confirmed that he is a United States citizen a "United States Citizen" certificate, and to each other holder, a "Non-Citizen" certificate, representing in each case the number of whole shares of SEACOR

Common Stock that such holder has the right to receive pursuant to the provisions of Section 3.1(b), (y) pay such holder the cash that such holder has the right to receive pursuant to Section 3.1(b) and (z) pay such holder any Fractional Payments in accordance with Section 3.1(c), and the certificates representing shares of SCF Common Stock so surrendered shall forthwith be cancelled.

                     (ii) On or after the Effective Date, each holder of record of a certificate or other instrument that, at the Effective Time, represented Outstanding SCF Options, shall surrender such certificate or other instrument to SEACOR, together with such transfer document and other instruments as SEACOR may reasonably require. In exchange therefor, SEACOR shall issue as promptly as practicable to such option holder, an option to purchase a number (rounded to the nearest whole share) of shares of SEACOR Common Stock (a "SEACOR Stock Option") equal to the product of (A) the number of shares of SCF Common Stock subject to the surrendered Outstanding SCF Option multiplied by (B) the quotient obtained by dividing (x) the aggregate value of the Total Merger Consideration allocable to a single share of SCF Common Stock (the Share Consideration being valued at the Average Market Price), by (y) the Average Market Price. The exercise price of each SEACOR Stock Option shall be equal to the quotient obtained by dividing (A) the aggregate exercise price for all shares of SCF Common Stock under the surrendered Outstanding SCF Stock Option, by (B) the aggregate number of shares of SEACOR Common Stock covered by the SEACOR Stock Option issuable for such surrendered Outstanding SCF Stock Option (as calculated in accordance with the preceding sentence). Each SEACOR Stock Option shall be exercisable for a term equal to that term remaining on the surrendered Outstanding SCF Stock Option at the Effective Date and contain terms and conditions no less favorable to the holder thereof than such Outstanding SCF Stock Option, except that the SEACOR Stock Option may require its holder to provide information consistent with that information provided to SEACOR pursuant to Section 3.2 hereof.

                     (b) In the event that the Final Adjusted Net Current Assets, as determined pursuant to Section 3.4 hereof, exceeds the Estimated Adjusted Net Current Assets (a "Net Current Assets Surplus") or Final Adjusted Net Current Assets are less than Estimated Net Current Assets (a "Net Current Assets Deficit"), in either case, by a difference exceeding $10,000, then, as soon as practicable after the determination of Final Adjusted Net Current Assets pursuant to Section 3.4 hereof, the entire amount of Net Current Assets Surplus or Net Current Assets Deficit shall be paid as follows:

                  (A) if there is a Net Current Assets Surplus, SEACOR shall pay to each SCF Stockholder his or its Proportionate Share thereof; or

                  (B) if there is a Net Current Assets Deficit, each SCF Stockholder shall pay to SEACOR his or its Proportionate Share thereof.

For purposes hereof, "Proportionate Share" shall mean, with respect to any SCF Stockholder, a fraction, the numerator of which is equal to the number of shares of SCF Common Stock held by such SCF Stockholder at the Effective Time and the denominator of which is the total number of shares of SCF Common Stock issued and outstanding at the Effective Time.

Section 3.3. No Further Rights in SCF Common Stock or Options. As of the Effective Time, all shares of SCF Common Stock and Outstanding SCF Stock Options shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate or instrument representing shares of SCF Common Stock or Outstanding SCF Stock Options as of the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Total Merger Consideration, the Fractional Payments and SEACOR Stock Options upon surrender of such certificate or instrument as provided in Section 3.2.

                     Section 3.4. Determination of Final Adjusted Net Current Assets.

                     (a) Within 45 days after the Closing Date, SEACOR shall prepare in accordance with GAAP, subject to adjustment as provided in Sections 3.4(a)(ii) and 3.4(a)(iii), and deliver to the SCF Representative, a consolidated closing date balance sheet for SCF and its subsidiaries as of the Closing Date (the "Closing Balance Sheet"), which shall be accompanied by a computation of the Adjusted Net Current Assets based thereon.

                     (i) Notwithstanding any provisions herein to the contrary, no computation of Adjusted Net Current Assets pursuant to Section 3.4(a)(i) shall give effect to the proceeds from the sale of any vessel owned by SCF (or proceeds received by SCF from the total loss or constructive total loss of a vessel owned by SCF including, without limitation insurance proceeds) or any other assets sold; provided, however, that, in the case of a sale, loss or constructive total loss of a vessel owned by SCF, there shall:

                  (A) be added to the result of such computation an amount equal to: (x) the actual sale price or other proceeds received in exchange for such SCF Vessel less (y) the value for such SCF Vessel set forth on Exhibit A hereto; and

                  (B) be added to or deducted from the result of the computation in clause (A) above an amount equal to, respectively, any (x) tax benefit or (y) tax liability, associated with such a sale, total loss or constructive total loss.

                     (b) The SCF Representative shall have a period of 15 Business Days to review the Closing Balance Sheet and the accompanying calculation of the Adjusted Net Current Assets following delivery thereof by SEACOR. During such period, SEACOR shall afford the SCF Representative access to any of its books, records and work papers necessary to enable the SCF Representative to review the Closing Balance Sheet and the accompanying calculation of the Adjusted Net Current Assets. The SCF Representative may dispute any amounts reflected in the Adjusted Net Current Assets by giving notice in writing to SEACOR specifying each of the disputed items and setting forth in reasonable detail the basis for such dispute. Failure by the SCF Representative to so dispute the amounts reflected in the Adjusted Net Current Assets within 15 days of delivery of the Closing Balance Sheet by SEACOR shall be deemed an acceptance thereof by the SCF Representative. If, within 30 days after delivery by the SCF Representative to SEACOR of any notice of dispute in accordance with this Section 3.4(b), the SCF Representative and SEACOR are unable to resolve all of such disputed items, then any remaining items in dispute shall be submitted to an independent nationally recognized accounting firm selected in writing by SEACOR and the SCF Representative or, if SEACOR and the SCF Representative fail or refuse to select such a firm within ten Business Days after request therefor by SEACOR or the SCF Representative, such an independent nationally recognized accounting firm shall be selected in accordance with the rules of the American Arbitration Association (such firm, the "Arbitrator"). The Arbitrator shall determine the remaining disputed items and report to SEACOR and the SCF Representative with respect to such items. The Arbitrator's decision shall be final, conclusive and binding on all parties. The fees and disbursements of the Arbitrator shall be borne equally by the SCF Stockholders and SEACOR. The Adjusted Net Current Assets if undisputed or deemed undisputed or as determined by the mutual agreement of SEACOR and the SCF Representative or by the Arbitrator in accordance with the procedure outlined above shall be the "Final Adjusted Net Current Assets."

                     Section 3.5. Registration Rights Agreement; Restrictive Endorsement.

                     (a) (i) The issuance of the SEACOR Common Stock to the SCF Stockholders (as defined below) or holders of the SEACOR Stock Options pursuant to this Agreement and the SEACOR Stock Options will not be registered under the Securities Act, or any state securities laws, in reliance upon certain exemptions from registration contained therein and, therefore, will be subject to restrictions on transfer. Pursuant to the terms and conditions of the Investment and Registration Rights Agreement, in substantially the form attached hereto as Exhibit D (the "Investment and Registration Rights Agreement"), the SCF Stockholders shall have certain rights to require the registration of the resale by the SCF Stockholders of their SEACOR Common Stock and, if exercised during the term of the Investment and Registration Rights Agreement, shares of SEACOR Common Stock issuable upon exercise of SEACOR Stock Options.

                     (ii) The SCF Stockholders are the record and beneficial owners of the numbers of shares of capital stock of SCF as are set forth opposite their respective names on Schedule 3.5(a) hereto (the "SCF Stockholders").

                     (b) Each certificate representing the shares of SEACOR Common Stock to be issued to the SCF Stockholders pursuant to this Agreement or the SEACOR Stock Options shall be stamped with a legend in substantially the following form:

           "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom. Such Shares may be transferred only in compliance with the conditions specified in the Investment and Registration Rights Agreement, dated as of December 19, 2000, between the Issuer and the other entities and individuals party thereto, a complete and correct copy of which is available for inspection at the principal office of the Issuer and will be furnished to the Holder hereof upon written request and without charge."

                     Section 3.6. Withholding Taxes. SEACOR and Surviving Corporation shall be entitled to deduct and withhold or cause the transfer agent to deduct and withhold from any amounts payable to a holder of shares of SCF Common Stock pursuant to the Merger any withholding and stock transfer Taxes and such other amounts as are required under the Code, or any applicable provision of state, local, or foreign Tax law. Any such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of SCF Common Stock in respect of which such deduction and withholding was made.

                     Section 3.7. Limitation on Cash Consideration.

                     (a) Notwithstanding anything to the contrary contained herein, if the amount of the aggregate Estimated Cash Consideration payable to all SCF Stockholders would exceed the value of (i) the Aggregate Share Consideration less (ii) the number of Escrow Shares (as such term is defined in the Escrow Agreement) (such net amount of shares of SEACOR Common Stock being referred to as the "Net Aggregate Share Consi-deration"), then such excess shall be payable in shares of SEACOR Common Stock.

                     (b) Notwithstanding anything to the contrary contained herein, if the amount of any additional cash payable pursuant to Section 3.2(b) would result in the aggregate Cash Consideration payable to all SCF Stockholders exceeding the value of the Net Aggregate Share Consideration, then such excess shall be payable in shares of SEACOR Common Stock.

                     (c) For purposes of determining the value of the Net Aggregate Share Consideration, shares of SEACOR Common Stock shall be valued at the closing sale price per share of SEACOR Common Stock on the New York Stock Exchange as of the close of the Business Day immediately prior to the Closing Date. For purposes of determining the number of shares to be issued pursuant to the provisions of Section 3.7(a) or (b) hereof, shares of SEACOR Common Stock shall be valued at (i) the closing sale price per share of SEACOR Common Stock on the New York Stock Exchange as of the close of the Business Day immediately prior to the Closing Date in the case of Section 3.7(a) hereof and (ii) the closing sale price per share of SEACOR Common Stock on the New York Stock Exchange as of the close of the Business Day immediately prior to the date of issue in the case of Section 3.7(b) hereof.

                                    ARTICLE 4.
                      REPRESENTATIONS AND WARRANTIES OF SCF

                     SCF represents and warrants to SEACOR as follows:

                     Section 4.1. Organization and Citizenship.

                     (a) Each member of the SCF Group is a corporation or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, as applicable, and has all corporate or partnership, as applicable, power and authority to carry on its business as now being conducted and to own, lease and operate its properties. Each member of the SCF Group is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the SCF Group.

                     (b) Each member of the SCF Group and its respective stockholders or partners, as the case may be, are and at all times have been citizens of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, for the purposes of owning and operating vessels in the U.S. coastwise trade. None of the SCF Stockholders is a "foreign person" within the meaning of Section 1445 of the Code.

                     Section 4.2. Affiliated Entities.

                     (a) All shares of the outstanding capital stock or partnership interests in each member of the SCF Group have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights and, except as set forth in Schedule 4.2(a), are owned by SCF, by another member of the SCF Group or by SCF and another member of the SCF Group, free and clear of all Liens.

                     (b) Except as listed on Schedule 4.2(b), SCF does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any Person.

                     Section 4.3. Capitalization.

                     (a) The authorized capital stock of SCF consists exclusively of 2,000,000 shares of common stock, without par value, of which 1,099,812 shares were issued and outstanding and 553,066 shares were held in its treasury or by subsidiaries of SCF as of the date hereof. All shares of SCF Common Stock held by subsidiaries of SCF on the date hereof will be held in the treasury of SCF as of the Effective Time. There are currently outstanding SCF Options to purchase 57,178 shares of SCF Common Stock. All issued and outstanding shares of SCF Common Stock are validly issued, fully paid, non-assessable and free of preemptive or similar rights. The SCF Stockholders are the record and beneficial owners of such number of shares of capital stock of SCF set forth opposite their respective names on Schedule 3.5(a), which shares represent all of the issued and outstanding shares of capital stock of SCF. Except as disclosed on Schedule 4.3(a), there is no existing subscription, option, warrant, call, right, commitment or other agreement to which SCF is a party requiring, and there are no derivative securities of SCF outstanding which upon conversion, exercise or exchange would require, directly or indirectly, the issuance of any additional shares of SCF capital stock or other securities convertible, exchangeable or exercisable into or for shares of SCF capital stock or any other equity security of SCF, and there are no outstanding contractual obligations of SCF to repurchase, redeem or otherwise acquire any outstanding share of SCF capital stock.

                     Section 4.4. Authority; Enforceable Agreement.

                     (a) SCF has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SCF and the consummation by SCF of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SCF, including the approval of the Merger and this Agreement by its Board of Directors and the SCF Stockholders.

                     (b) This Agreement has been duly executed and delivered by SCF and (assuming due execution and delivery by the other parties hereto) constitutes a valid and binding obligation of SCF, enforceable against SCF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The other agreements entered, or to be entered, into by SCF in connection with this Agreement have been, or will be, duly executed and delivered by SCF and (assuming due execution and delivery by the other parties thereto) constitute, or will constitute, valid and binding obligations of SCF, enforceable against SCF in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                     Section 4.5. No Conflicts or Consents.

                     (a) Except as set forth on Schedule 4.5(a), neither the execution, delivery nor performance of this Agreement by SCF nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the SCF Group under (A) the certificate of incorporation, by-laws, certificate of limited partnership or limited partnership agreement or any other organizational documents of any member of the SCF Group, or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the SCF Group is a party, or by which any member of the SCF Group or any of its assets are bound, or (ii) subject to the expiration or termination of the applicable waiting period under the HSR Act, violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which any member of the SCF Group is subject or by which any member of the SCF Group or any of its assets are bound.

                     (b) Except as set forth on Schedule 4.5(b), no consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any government or any agency or political subdivision thereof is required for the execution, delivery and performance by SCF of this Agreement and the covenants and transactions contemplated hereby or for the execution, delivery and performance by SCF of any other agreements entered, or to be entered, into by SCF in connection with this Agreement, except for (i) the filing of the HSR Report by SCF under the HSR Act and the early termination or expiration of all applicable waiting periods thereunder, and (ii) the filing of the Certificate of Merger as provided in Section 2.1(b) hereof.

                     Section 4.6. Corporate Documents. SCF has delivered to SEACOR true and complete copies of its certificate of incorporation and by-laws, as amended or restated through the date of this Agreement, and the organizational documents governing each member of the SCF Group. The minute books of each member of the SCF Group contain complete and accurate records of all corporate or partnership actions of the equity owners of the various entities and of the boards of directors, general partners or other governing bodies, including committees of such boards or governing bodies. The stock transfer records of SCF contain complete and accurate records of all issuances and redemptions of capital stock by SCF.

                     Section 4.7. Financial Statements; Liabilities. The SCF Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods and present fairly the financial position of the SCF Group as at the dates of the balance sheet included therein and the results of operations and cash flows for the periods then ended, except, in the case of the SCF Interim Financial Statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. The SCF Interim Financial Statements reflect all adjustments (consisting only of normal, recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. Except as set forth on Schedule 4.7, no member of the SCF Group has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) ("Undisclosed Liabilities"), except (i) as and to the extent reflected on the SCF Latest Balance Sheet, (ii) as may have been incurred or may have arisen since the date of the SCF Latest Balance Sheet in the ordinary course of business and that are not material individually or in the aggregate or (iii) as permitted by this Agreement.

                     Section 4.8. Accounts Receivable. All of the accounts receivable reflected on the SCF Latest Balance Sheet or created thereafter have arisen only from bona fide transactions in the ordinary course of business, represent valid obligations owing to SCF or another member of the SCF Group and have been accrued and recorded in accordance with GAAP. Except as set forth on
Schedule 4.8, such accounts receivable either have been collected in full or will be collectible in full when due, without any counterclaims, set-offs or other defenses and without provision for any allowance for uncollectible accounts other than such allowance as appears on the SCF Latest Balance Sheet.

                     Section 4.9. Absence of Certain Changes or Events. Except as set forth on Schedule 4.9 or as contemplated by this Agreement, since the date of the SCF Latest Balance Sheet, each member of the SCF Group has conducted its business only in the ordinary course, and has not:

                     (a) amended its certificate of incorporation, by-laws or similar organizational documents;

                     (b) incurred any liability or obligation of any nature (whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except in the ordinary course of business;

                     (c) suffered or permitted any of its assets to be or remain subject to any lien other than those disclosed on Schedule 4.11(a) or 4.13(a) and that collateralize indebtedness reflected on the SCF Latest Balance Sheet and Liens for Taxes accrued but not yet payable and Permitted Liens;

                     (d) merged or consolidated with another Person or acquired or agreed to acquire any Person or sold, leased, transferred or otherwise disposed of any assets except for fair value in the ordinary course of business; provided that no SCF Vessels shall have been disposed of without the consent of SEACOR (which consent shall not be unreasonably withheld);

                     (e) made any capital expenditure or commitment therefor, except in the ordinary course of business, provided that any acquisitions of vessels (except those under construction and referred to in the definition of Adjusted Net Current Assets), or acquisitions of, or improvements to, real property, shall not be considered to be in the ordinary course of business;

                     (f) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest other than payments within the SCF Group by entities other than SCF as part of its cash management program that may be characterized as dividends or distributions;

                     (g) adopted any employee benefit plan or made any change in any existing employee benefit plans or made any bonus or profit sharing distribution or payment of any kind;

                     (h) increased indebtedness for borrowed money, or made any loan to any Person, other than through the issuance of standby or performance letters of credit issued in the ordinary course of business;

                     (i) made any change affecting any banking, safe deposit or power of attorney arrangements;

                     (j) written off as uncollectible any notes or accounts receivable, except for notes or accounts receivable in the ordinary course of business charged to applicable allowances reflected in the SCF Latest Balance Sheet, and none of which individually or in the aggregate is material to the SCF Group;

                     (k) entered into or amended any employment, severance or similar agreement or arrangement with any director or employee, or granted any increase in the rate of wages, salaries, bonuses, employee advances or other compensation or benefits of any executive officer or other employee, other than any such increase that is both in the ordinary course of business consistent with past practice and in an amount such that, after giving effect thereto, aggregate employee compensation expense (considered on an annualized basis) does not exceed 105% of the aggregate employee compensation expense for SCF's (or that of such other member of the SCF Group, as the case may be) fiscal year ended December 31, 1999.

                     (l) cancelled, waived, released or otherwise compromised any debt, claim or right, except as permitted under clause (j);

                     (m) made any change in any method of accounting principle or practice;

                     (n) suffered the termination, suspension or revocation of any license or permit necessary for the operation of its business or any of the SCF Vessels;

                     (o) entered into any transaction other than on an arm's-length basis;

                     (p) suffered any damage, destruction or loss (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the SCF Group; or

                     (q) agreed, whether or not in writing, to do any of the foregoing.

                     Section 4.10. Contracts.

                     (a) Except as set forth on Schedule 4.10(a), no member of the SCF Group is a party to: (i) any collective bargaining agreement; (ii) any Contract with any employee; (iii) any Contract containing any covenant limiting its freedom to engage in any line of business or to compete with any Person;
(iv) any Contract containing an obligation to guarantee or indemnify any other Person; (v) any joint venture, partnership or similar Contract involving a sharing of profits or expenses; (vi) any Contract under which any member of the SCF Group is the licensee or licensor of patents, copyrights, trademarks, applications for any of the foregoing or any other intellectual property rights of any nature; (vii) any Contract between any member of the SCF Group and any of their respective Affiliates (other than other members of the SCF Group); (viii) any Contract under which any member of the SCF Group has borrowed any money or issued any note, bond or other evidence of indebtedness for borrowed money or guaranteed indebtedness for money borrowed by others; (ix) any hedge, swap, exchange, futures or similar Contracts; or (x) any Contract that has had or may have a Material Adverse Effect on the SCF Group. The Contracts which are required to be set forth on Schedule 4.10(a) hereof are referred to herein collectively as the "SCF Material Contracts" and each, individually, as an "SCF Material Contract." Schedule 4.10(a) contains a brief description (including the names of the parties and the date and nature of the agreement) of each SCF Material Contract.

                     (b) There is no existing breach by any member of the SCF Group of any SCF Material Contract and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a breach. There is not pending nor, to the knowledge of SCF, threatened, any claim that any member of the SCF Group, has breached any of the terms or conditions of any SCF Material Contract and, to the knowledge of SCF, no other parties to such Contracts have breached any of their terms or conditions. SEACOR has been provided with a complete and accurate copy of each Contract listed on Schedule 4.10(b).

                     Section 4.11. Properties and Leases other than Vessels.

                     (a) With respect to assets other than vessels and except for assets disposed of for adequate consideration in the ordinary course of business and which are not material to the operation of its business individually or in the aggregate, a member of the SCF Group has good and valid title to all real property and all other properties and assets accounted for as belonging to a member of the SCF Group reflected in the SCF Latest Balance Sheet free and clear of all Liens, except for (i) Liens that secure indebtedness that is properly reflected in the SCF Latest Balance Sheet; (ii) Liens for Taxes accrued but not yet payable; (iii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not in the aggregate materially detract from the value or materially interfere with the present use of any such properties or assets or the potential sale of any such properties and assets and (v) capital leases and leases of such properties, if any, to third parties for fair and adequate consideration. Schedule 4.11(a) contains a list of (A) all Liens (other than Permitted Liens and Liens for Taxes accrued but not yet payable) on property other than vessels collateralizing indebtedness on the SCF Latest Balance Sheet, (B) any guaranty or other credit support arrangement pursuant to which any member of the SCF Group has guaranteed an obligation of any other member of the SCF Group where assets other than vessels are the collateral and
(C) certain items of personal property not owned by any member of the SCF Group. A member of the SCF Group owns, or has valid leasehold interests in, all properties and assets, other than vessels, used in the conduct of its business.

                     (b) With respect to each lease of real property and material amount of personal property (other than vessels) to which a member of the SCF Group is a party, (i) such member of the SCF Group has a valid leasehold interest in such real property or personal property; (ii) such lease is in full force and effect in accordance with its terms; (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) under such lease; (vi) such member of the SCF Group has not violated any of the terms or conditions under any such lease; (vii) to the knowledge of SCF, there has been no (A) condition or covenant to be observed or performed by any other party under any such lease that has not been fully observed and performed and (B) in the case of each prime lease concerning demised premises subleased to any member of the SCF Group, condition or covenant to be observed or performed by each party thereto that has not been fully observed and performed and there does not exist any event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under any such prime lease; and (viii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of such lease.

                     (c) Except as disclosed on Schedule 4.11(c), the rent charged to any member of the SCF Group under any lease (other than with respect to vessels) between any member of the SCF Group and any of its Affiliates (other than another member of the SCF Group) is at or below the market rate and any such lease contains such other terms and conditions that are no less favorable to SCF than would be obtainable in an arm's-length transaction with an independent third party lessor.

                     (d) Schedule 4.11(d) contains a list of all real property owned by members of the SCF Group and a list of all leases, other than with respect to vessels, to which the members of the SCF Group are parties, which list includes a reasonable description of the location and approximate square footage of each property, whether owned or leased, and the term of each such lease, including all renewal options. Complete and correct copies of each lease has been delivered to SEACOR.

                     Section 4.12. Condition of SCF's Assets Other than Vessels. All of the tangible assets of the SCF Group (other than vessels) are currently in good and usable condition, ordinary wear and tear excepted, and are being used in the business of the SCF Group. There are no defects in such assets or other conditions that in the aggregate have or would be reasonably likely to have, a Material Adverse Effect on the SCF Group. Such assets and the other properties being leased by a member of the SCF Group pursuant to the leases described on Schedule 4.11(d), together with the vessels listed on Schedule 4.13(a), constitute all of the operating assets being utilized by the SCF Group in the conduct of its business and such assets are sufficient in quantity and otherwise adequate for the operations of the SCF Group as currently conducted.

                     Section 4.13. Vessels.

                     (a) Schedule 4.13(a) hereto sets forth a list of all vessels owned, leased, chartered or managed by any member of the SCF Group on the date hereof and the Coast Guard Official Number of each and indicates any such vessels that are laid up or being held for sale on the date hereof (such vessel, including related spare parts, stores and supplies (other than any such vessels that are managed on the date hereof), being referred to herein as "SCF Vessels"). With respect to the owned SCF Vessels, each member of the SCF Group is the sole owner (except as set forth on Schedule 4.13(a)) of each SCF Vessel owned by it and has good title to each such vessel free and clear of all Liens, except for (i) Liens that collateralize indebtedness that is properly reflected in the SCF Latest Balance Sheet; (ii) Liens for Taxes accrued but not yet payable; (iii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith and, except with respect to the matters disclosed on Schedule 4.19, in no event shall such contested obligations, individually or in the aggregate, exceed $50,000 in the aggregate. Schedule 4.13(a) contains a list of all Liens (other than Permitted Liens that collateralize obligations that are not delinquent or that are being contested in good faith and, except with respect to the matters disclosed on Schedule 4.19, do not exceed $50,000 in the aggregate) on vessels collateralizing indebtedness on the SCF Latest Balance Sheet and any guaranty or other credit support arrangement pursuant to which any member of the SCF Group has guaranteed an obligation of any other member of the SCF Group where vessels are the collateral.

                     (b) With respect to each SCF Vessel that is operated by a member of the SCF Group under lease or charter and except as disclosed on
Schedule 4.13(b), (i) such member of the SCF Group has a valid right to charter or a valid leasehold interest in such vessel; (ii) such charter agreement or lease is in full force and effect in accordance with its terms; (iii) all rents, charter payments and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) under such charter agreement or lease; (vi) such member of the SCF Group has not violated any of the terms or conditions under any such charter agreement or lease and, to the knowledge of SCF, there is no condition or covenant to be observed or performed by any other party under such charter agreement or lease that has not been fully observed or performed; (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of such charter agreement or lease and (viii) to the knowledge of SCF, there is no unrepaired damage to any equipment that could affect certification or class or be budgeted for repair in the next twelve months.

                     (c) Schedule 4.13(c) contains a list of all leases or charters providing for the use by a member of the SCF Group of an SCF Vessel, which list contains a description of the terms of such lease or charter. Complete and correct copies of each lease or charter have been delivered to SEACOR.

                     (d) With respect to each SCF Vessel and except as indicated on Schedule 4.13(d), (i) such SCF Vessel is lawfully and duly documented under the flag of the nation listed on Schedule 4.13(a) for such SCF Vessel, (ii) such SCF Vessel is afloat and in satisfactory operating condition for charter, (iii) such SCF Vessel holds in full force and rights required for operation in the manner vessels of its kind are being operated in the geographical area in which such SCF Vessel is presently being operated, (iv) to the knowledge of SCF, no event has occurred and no condition exists that would materially or adversely affect the condition of such SCF Vessel the cost of which to repair, individually or in the aggregate, exceeds $75,000, and (v) with respect to any SCF Vessel which is classed, such vessel is in class, free of any recommendations of which any member of the SCF Group has been informed.

                     Section 4.14. [Intentionally Omitted.]

                     Section 4.15. Suppliers and Customers. To the knowledge of SCF and except as disclosed on Schedule 4.15, (a) no supplier providing products, materials or services to any member of the SCF Group intends to cease selling such products, materials or services to any member of the SCF Group or to limit or reduce such sales to any member of the SCF Group or materially alter the terms or conditions of any such sales and (b) no customer of any member of the SCF Group intends to terminate, limit or reduce its or their business relations with any member of the SCF Group.

                     Section 4.16. Employee Matters.

                     (a) Schedule 4.16(a) sets forth the name, title, current annual compensation rate (including bonus and commissions, but separately identifying salary or hourly rate), accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each officer or partner of each member of the SCF Group, and a list of all employment, consulting, employee confidentiality or similar Contracts to which any member of the SCF Group is a party. Copies of organizational charts, any employee handbook(s), and any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended, have been provided to SEACOR.

                     (b) Each of the following is true with respect to each member of the SCF Group:

                     (i) each such member is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, and there is no proceeding pending or, to the knowledge of SCF, threatened or, to the knowledge of SCF, any pending or threatened investigation against it relating to any thereof and, to the knowledge of SCF, there is no basis for any such proceeding or investigation;

                     (ii) to the knowledge of SCF, none of the employees of any such member is a member of, or represented by, any labor union and there are no efforts being made to unionize any of such employees; and

                     (iii) to the knowledge of SCF, there are no charges or complaints of, or proceedings involving, discrimination or harassment (including but not limited to discrimination or harassment based upon sex, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status) pending or, to the knowledge of SCF, threatened, nor, to the knowledge of SCF, is there any pending or threatened investigation including, but not limited to, investigations before the Equal Employment Opportunity Commission or any federal, state or local agency or court, with respect to any such member.

                     Section 4.17. Employee Benefit Plans. With respect to each member of the SCF Group:

                     (a) Schedule 4.17(a) lists each Employee Plan that each member of the SCF Group maintains, administers, contributes to, or has any contingent liability with respect to. SCF has provided a true and complete copy of each such Employee Plan, current summary plan description (and, if applicable, related trust documents), and all amendments thereto and written interpretations thereof, together with (i) the three most recent annual reports prepared in connection with each such Employee Plan (Form 5500 including, if applicable, Schedule B thereto); (ii) the most recent actuarial report, if any, and trust reports prepared in connection with each Employee Plan; (iii) all material communications received from or sent to the Internal Revenue Service ("IRS") or the Department of Labor within the last two years (including a written description of any material oral communications); (iv) the most recent IRS determination letter with respect to each Employee Plan and the most recent application for a determination letter; (v) all insurance contracts or other funding arrangements; and (vi) the most recent actuarial study of any post-employment life or medical benefits provided, if any.

                     (b) Schedule 4.17(b) identifies each Benefit Arrangement that each member of the SCF Group maintains, administers, contributes to, or has any contingent liability with respect to. SCF has furnished to SEACOR copies or descriptions of each Benefit Arrangement and any of the information set forth in
Section 4.17(a) applicable to any such Benefit Arrangement. Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements) prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

                     (c) Benefits under any Employee Plan or Benefit Arrangement are as represented in such documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. Except as disclosed on Schedule 4.17(c), no member of the SCF Group has communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

                     (d) No Employee Plan is (i) a Multiemployer Plan, (ii) a Title IV Plan or (iii) maintained in connection with any trust described in
Section 501(c)(9) of the Code. No member of the SCF Group has ever maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA (a "Title IV Plan"), (ii) to which Section 412 of the Code applies, or (iii) that is a Multiemployer Plan. No member of the SCF Group has within the last five years engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

                     (e) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. A favorable determination letter has been issued by the IRS as to the qualification of each such Employee Plan under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code. Except as disclosed on
Schedule 4.17(e), each Employee Plan has been maintained and administered in compliance with its terms and with the requirements (including reporting requirements) prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

                     (f) Full payment has been made of all amounts that any member of the SCF Group is or has been required to have paid as contributions to or benefits due under any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

                     (g) No member of the SCF Group, or any of their respective directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject SCF to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

                     (h) To the knowledge of SCF, there are no facts or circumstances that give rise to any liability under Title I of ERISA.

                     (i) No member of the SCF Group has any current or projected liability in respect of post-retirement or post-employment medical, death or life insurance, welfare benefits for retired, current or former employees, except as required to avoid excise tax under Section 4980B of the Code.

                     (j) Except as disclosed on Schedule 4.17(j), there is no litigation, administrative or arbitration proceeding or other dispute pending or threatened that involves any Employee Plan or Benefit Arrangement that could reasonably be expected to result in a liability to the SCF Group or SEACOR.

                     (k) Except as disclosed on Schedule 4.17(k), no employee or former employee of any member of the SCF Group will become entitled to any bonus, employee advance, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby and no such disclosed payment constitutes a parachute payment described in Section 280G of the Code.

                     (l) Except as disclosed in Schedule 4.17(l), no Employee Plan provides health, medical, death or survivor benefits to any stockholders or directors who are not employees.

                     Section 4.18. Tax Matters. Each of the following is true with respect to each member of the SCF Group to the extent applicable to such member:

                     (a) All Returns have been, or will be, timely filed by (or on behalf of) each member of the SCF Group in accordance with all applicable laws; all Taxes that are due, or claimed by any taxing authority to be due from or with respect to each member of the SCF Group have been or will be timely paid by (or on behalf of) each member of the SCF Group; all Returns of (or including) each member of the SCF Group have been properly completed in compliance with all applicable laws and regulations and are true, complete and correct in all material respects and such Returns are not subject to penalties under Section

6662 of the Code (or any corresponding provision of state, local or foreign tax law). With respect to any period for which Returns have not yet been filed, or for which Taxes are not yet due or owing, each member of the SCF Group, as the case may be, has made due and sufficient current accruals for such Taxes as reflected on its books (including, without limitation, the SCF Latest Balance Sheet);

                     (b) There are no outstanding agreements, consents, waivers or arrangements extending the statutory period of limitation applicable (A) to file any Return or (B) for assessment or collection of any Taxes due from or with respect to any member of the SCF Group for any period prior to the date hereof, and no member of the SCF Group has been requested to enter into any such agreement, consent, waiver or arrangement;

                     (c) There are no Liens with respect to Taxes (other than for current Taxes not yet due and payable) upon any of the assets of any member of the SCF Group;

                     (d) All material elections with respect to Taxes affecting any member of the SCF Group are set forth in Schedule 4.18(d);

                     (e) All Taxes that any member of the SCF Group is required by law to withhold or collect (including Taxes required to be withheld and collected from employee wages, salaries and other compensation) have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities;

                     (f) The United States federal income tax Returns of (or including) each member of the SCF Group have been examined by the IRS or the periods covered by such Returns have been closed by applicable statute of limitations, for all periods through December 31, 1996. The state, local and foreign Returns of (or including) each member of the SCF Group have been examined by the relevant taxing authorities, or the periods covered by such Returns have been closed by applicable statute of limitations, for all periods through December 31, 1996. All deficiencies claimed, proposed or asserted or assessments made as a result of such examinations or any other examinations of any member of the SCF Group have been fully paid or fully settled, and no issue has been raised by any federal, state, local or foreign taxing authority in any such examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. Schedule 4.18(f) sets forth each state and foreign jurisdiction in which any member of the SCF Group has, in the last three years, filed a Return.

                     (g) No Tax audits or other administrative proceedings are pending with regard to any Taxes for which any member of the SCF Group may be liable and no member of the SCF Group has received any notice from any taxing authority that it intends to conduct such an audit or commence such an administrative proceeding.

                     (h) No claim has been made by a taxing authority in a jurisdiction where any member of the SCF Group does not file Returns that such member of the SCF Group is or may be subject to taxation by that jurisdiction.

                     (i) No member of the SCF Group is a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "parachute payments" within the meaning of Code Section 280G (or any comparable provision of state or local law);

                     (j) No member of the SCF Group has agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in any accounting method or otherwise, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of any member of the SCF Group. Neither the IRS nor any comparable taxing authority has proposed to any member of the SCF Group in writing or, to the knowledge of SCF, otherwise proposed any such adjustment or change in accounting method.

                     (k) No member of the SCF Group has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income law) or agreed to have
Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by it;

                     (l) None of the assets of any member of the SCF Group is property that such company is required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the Tax Reform Act of 1986;

                     (m) None of the assets of any member of the SCF Group directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code;

                     (n) None of the assets of any member of the SCF Group (i) is subject to Section 168(g)(i)(A) of the Code or (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                     (o) No member of the SCF Group has made a deemed dividend election under Section 1.1502- 32(f)(2) of the Treasury Regulations or a consent dividend election under Section 565 of the Code;

                     (p) No member of the SCF Group has ever been a member of an affiliated group of corporations filing a consolidated combined or unitary Return other than a group of which SCF is the parent corporation; and

                     (q) No member of the SCF Group is (or has ever been) a party to any tax sharing agreement nor has any such member assumed the tax liability of any other person under contract.

                     Section 4.19. Litigation. Except as disclosed on Schedule
4.19 or either covered by insurance or for which reasonable reserves have been taken on the SCF Latest Balance Sheet and incorporated into the computation of Adjusted Net Current Assets, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of SCF, threatened before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting any member of the SCF Group or, to the knowledge of SCF, any of the directors or officers of the foregoing. To the knowledge of SCF, no facts or circumstances exist that would be likely to result in the filing of any such action that would have a Material Adverse Effect on the SCF Group. Except as disclosed on Schedule 4.19, no member of the SCF Group is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding. All matters listed on Schedule 4.19 are either adequately covered by insurance or accounted for through the establishment of reasonable reserves on SCF's Latest Balance Sheet.

                     Section 4.20. Insurance.

                     (a) Schedule 4.20(a) contains a list of the insurance policies that each member of the SCF Group currently maintains with respect to its business, vessels, properties and employees as of the date hereof, each of which is in full force and effect and a complete and correct copy of each has been delivered to SEACOR. All insurance premiums currently due with respect to such policies have been paid and no member of the SCF Group is otherwise in default with respect to any such policy, nor has any member of the SCF Group failed to give any notice or, to the knowledge of SCF, present any claim under any such policy in a due and timely manner. There are no outstanding unpaid claims under any such policy other than any pending claims under any of SCF's marine insurance policies, the amount of which claims have been recorded as a receivable and all of which are fully collectible. No member of the SCF Group has received notice of cancellation or non-renewal of any such policy. Such policies are sufficient for compliance with all requirements of law and all agreements to which any member of the SCF Group is a party.

                     (b) Except as disclosed on Schedule 4.20(b), no member of the SCF Group is or has ever been a member of any protection or indemnity club.

                     Section 4.21. Environmental Compliance.

                     (a) Except as set forth on Schedule 4.21(a), each member of the SCF Group is and, to the knowledge of SCF, at all times in the past has been, in compliance with all Environmental Laws and each member of the SCF Group possesses all necessary licenses, permits, authorizations, and other approvals and authorizations that are required under the Environmental Laws ("Environmental Permits").

                     (b) Except as set forth on Schedule 4.21(b), no member of the SCF Group is, nor has been, subject to any pending or, to the knowledge of SCF, threatened investigations, administrative or judicial proceedings pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws, and, to the knowledge of SCF, no facts or circumstances exist that would be likely to result in a claim, citation or allegation against any member of the SCF Group for a violation of, or alleging liability under, any Environmental Laws.

                     (c) Except as set forth on Schedule 4.21(c), there are no above ground or underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other waste, located on or under the real estate currently owned, leased or used by any member of the SCF Group and, to the knowledge of SCF, there were no such disposal sites located on or under the real estate previously owned, leased or used by any member of the SCF Group on the date of the sale thereof by any member of the SCF Group or during the period of lease for use by any member of the SCF Group.

                     (d) Except in the ordinary course of business or as listed on Schedule 4.21(d), and in all cases in compliance with Environmental Laws, no member of the SCF Group has engaged any third party to handle, transport or dispose of Hazardous Substances (including for this purpose but not limited to, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf. The disposal by each member of the SCF Group of its hazardous substances and wastes has been in compliance with all Environmental Laws.

                     (e) To the knowledge of SCF, no asbestos or asbestos containing materials have been used in the construction, repair, fitting out or retrofitting of any of the SCF Vessels.

                     Section 4.22. Compliance With Law; Permits. Except with respect to Environmental Laws, which is the subject of Section 4.21, the following statements are true and correct:

                     (a) The operations and activities of each member of the SCF Group complies with all applicable laws, regulations, ordinances, rules or orders of any federal, state or local court or any governmental authority except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on the SCF Group.

                     (b) Each member of the SCF Group possesses all governmental licenses, permits and other governmental authorizations that are (i) required under all federal, state and local laws and regulations for the ownership, use and operation of its assets or (ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, permits and authorizations are in full force and effect and have been and are being fully complied with by it except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on the SCF Group. No member of the SCF Group has received any notice of any violation of any of the terms or conditions of any such license, permit or authorization and, to the knowledge of SCF, no facts or circumstances exist that could form the basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. No such license, permit or authorization or any renewal thereof will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement except for any violation or failure to comply that could not reasonably be expected to result in a Material Adverse Effect on the SCF Group.

                     Section 4.23. Interests in Clients, Suppliers, Etc. Except as set forth on Schedule 4.23, no officer or director of any member of the SCF Group possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation or business organization (other than SEACOR) that is a supplier, customer, lessor, lessee, or competitor or potential competitor of the SCF Group or that has entered into any contract with any member of the SCF Group. Ownership of less than 1% of any class of securities of a company whose securities are registered under the Exchange Act will not be deemed to be a financial interest for purposes of this Section 4.23.

                     Section 4.24. Transactions With Related Parties.

                     (a) Schedule 4.24(a) lists all transactions between January 1, 2000 and the date of this Agreement involving, or for the benefit of, any member of the SCF Group, on the one hand, and any director or officer of any member of the SCF Group or Affiliate of such director or officer, on the other hand, including (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property or charter or management of any SCF Vessel, and (iii) purchases or sales of products or services.

                     (b) Schedule 4.24(b) lists (i) all agreements and claims of any nature that any officer or director of any member of the SCF Group or any Affiliate (other than another member of the SCF Group) of such officer or director has with or against any member of the SCF Group as of the date of this Agreement that are not identified on the SCF Latest Balance Sheet or the notes thereto and (ii) all agreements and claims of any nature that any member of the SCF Group has with or against any officer or director of any member of the SCF Group or any Affiliate (other than another member of the SCF Group) of such officer or director as of the date of this Agreement that are not identified on the SCF Latest Balance Sheet or the notes thereto.

                     Section 4.25. Broker's and Finder's Fee. No agent, broker, person or firm acting on behalf of any member of the SCF Group is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein.

                     Section 4.26. Disclosure. No representations or warranties by SCF in this Agreement and no statement contained in the schedules or exhibits or in any certificate to be delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                     Section 4.27. Intellectual Property.

                     (a) Schedule 4.27 contains a list of any trademarks, service marks, trade names, copyrights and patents (and any application for the registration thereof), owned or licensed by a member of the SCF Group, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of each Intellectual Property Right licensed by a member of the SCF Group; (iii) the expiration or termination date of each third party license; and (iv) any third Person to whom any Intellectual Property Right owned by a member of the SCF Group is licensed. All of the Intellectual Property Rights owned by any member of the SCF Group are owned by such member free and clear of Liens. All third party licenses are valid, enforceable and in full force and effect, and the interests of any member of the SCF Group under such third party licenses are held free and clear of any Liens. No member of the SCF Group has any obligation to make any royalty or other payment to any Person in connection with the use of or right to use any Intellectual Property Right. The making, using or selling of products or services incorporating the subject matter of any Intellectual Property Rights of any member of the SCF Group does not infringe, violate or conflict with any Intellectual Property Rights of any other Person.

                     (b) To the knowledge of SCF, the use by any member of the SCF Group of the name "SCF" or any variant or derivative thereof used by any member of the SCF Group on the date hereof does not violate or infringe any Intellectual Property Right of any Person.

                     Section 4.28. Tax Basis. The adjusted tax basis of all SCF Vessels owned by SCF (as determined for federal income tax purposes) is not, and at the Effective Time shall not be, less than $1,955,331.


                                    ARTICLE 5.
                    REPRESENTATIONS AND WARRANTIES OF SEACOR

                     SEACOR represents and warrants to SCF as follows:

                     Section 5.1. Organization and Citizenship.

                     (a) SEACOR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties. Each other member of the SEACOR Affiliated Group is duly organized under the laws of the state or foreign nation of its organization and has all the requisite power and authority under the laws of such jurisdiction to carry on its business as now being conducted and to own its properties. Each member of the SEACOR Affiliated Group is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on SEACOR.

                     (b) SEACOR is a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended for the purposes of owning and operating vessels in the U.S. coastwise trade.

                     Section 5.2. Capitalization. The authorized capital stock of SEACOR consists exclusively of 40,000,000 shares of common stock, $.01 par value per share, of which 16,995,400 shares were issued and outstanding and of which 4,431,338 shares were held in its treasury, in each case as of September 30, 2000, and 10,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding and of which no shares were held in its treasury, in each case as of September 30, 2000. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements.

                     Section 5.3. Authority; Enforceable Agreements.

                     (a) SEACOR has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SEACOR and the consummation by SEACOR of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SEACOR.

                     (b) This Agreement has been duly executed and delivered by SEACOR, and (assuming due execution and delivery by the other parties hereto) constitutes a valid and binding obligation of SEACOR, enforceable against SEACOR in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The other agreements entered, or to be entered, into by SEACOR in connection with this Agreement have been, or will be, duly executed and delivered by SEACOR and (assuming due execution and delivery by the other parties thereto) constitute, or will constitute, valid and binding obligations of SEACOR, enforceable against SEACOR in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                     Section 5.4. No Conflicts or Consents.

                     (a) Neither the execution, delivery nor performance of this Agreement by SEACOR nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the SEACOR Affiliated Group under (A) the certificates of incorporation, by-laws or other organizational documents of any member of the SEACOR Affiliated Group or (B) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the SEACOR Affiliated Group is a party, or by which any of its assets are bound, or (ii) subject to obtaining clearance under the HSR Act, violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which any member of the SEACOR Affiliated Group is subject or by which any of its assets are bound.

                     (b) No consent, approval, order, permit or authorization of, or registration, declaration or filing with, any Person or of any government or any agency or political subdivision thereof is required for the execution, delivery and performance by SEACOR of this Agreement and the covenants and transactions contemplated hereby or for the execution, delivery and performance by SEACOR of any other agreements entered, or to be entered, into by SEACOR in connection with this Agreement, except for (i) the filing of the HSR Report by SEACOR under the HSR Act and the early termination or expiration of applicable waiting periods thereunder, (ii) the filing of the Registration Statement on Form S-3 with the SEC, any filings, consents or approvals in connection therewith and the declaration of effectiveness thereof by the SEC as contemplated by the Investment and Registration Rights Agreement and (iii) the filing of the Certificates of Merger as provided in Section 2.1(b) hereof.

                     Section 5.5. Corporate Documents. SEACOR has delivered to SCF true and complete copies of its certificate of incorporation and by-laws, as amended or restated through the date of this Agreement.

                     Section 5.6. SEC Documents; Financial Statements; Liabilities.

                     (a) SEACOR has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1998 (the "SEACOR SEC Documents"). As of their respective dates, the SEACOR SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEACOR SEC Documents, and none of the SEACOR SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (b) The SEACOR Financial Statements included in the SEACOR SEC Documents have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and present fairly the financial position of SEACOR and its subsidiaries at the dates of the balance sheets included therein and the results of operations and cash flows for the periods then ended, except, in the case of the SEACOR Interim Financial Statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. The SEACOR Interim Financial Statements reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein. No member of the SEACOR Affiliated Group has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except (i) as and to the extent reflected on the SEACOR Latest Balance Sheet, (ii) as may have been incurred or may have arisen since the date of the SEACOR Latest Balance Sheet in the ordinary course of business and that are not material individually or in the aggregate or (iii) as permitted by this Agreement.

                     Section 5.7. Absence of Certain Changes or Events. Since the date of the SEACOR Latest Balance Sheet, each member of the SEACOR Affiliated Group has conducted its business only in the ordinary course, and has not:

                     (a) amended its certificate of incorporation, by-laws or similar organizational documents;

                     (b) merged or consolidated with another Person (other than a parent or subsidiary) or acquired or agreed to acquire any Person, or sold, leased, transferred or otherwise disposed of any material portion of its assets except for fair value in the ordinary course of business;

                     (c) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could reasonably be expected to have a Material Adverse Effect on the SEACOR Affiliated Group; or

                     (d) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest or effected any split or reclassification thereof other than (i) grants of stock options or restricted stock and issuances of shares of SEACOR Common Stock upon the exercise of stock options or conversion of any outstanding convertible securities, (ii) the acceptance by SEACOR of any shares in consideration of the exercise of any stock options or in satisfaction of any tax or tax withholding obligations of the holders of such options, (iii) payments within the SEACOR Affiliated Group by entities other than SEACOR as part of its cash management program and (iv) purchases by SEACOR of SEACOR Common Stock pursuant to a share repurchase program announced prior to the date hereof; or

                     (e) agreed, whether or not in writing, to do any of the foregoing.

                     Section 5.8. Contracts. Each Contract to which any member of the SEACOR Affiliated Group is a party that would be required to be filed as an exhibit to a report, schedule, form, statement or other document filed by SEACOR with the SEC (each a "SEACOR Material Contract") has been so filed and, except as set forth on Schedule 5.8, between the date of the filing of its most recent Quarterly Report on Form 10-Q and the date of this Agreement, SEACOR has not entered into any SEACOR Material Contract other than this Agreement. No member of the SEACOR Affiliated Group has breached, nor is there any pending or, to the knowledge of SEACOR, threatened, claim that it has breached, any of the terms or conditions of any SEACOR Material Contract, and to the knowledge of SEACOR, no other parties to any SEACOR Material Contract have breached any of its terms or conditions.

                     Section 5.9. Litigation. Except as disclosed in a SEACOR SEC Document or listed on Schedule 5.9, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of SEACOR, threatened, before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting any member of the SEACOR Affiliated Group or, to the knowledge of SEACOR, any of the directors or officers of the foregoing, that would have a Material Adverse Effect on SEACOR. To the knowledge of SEACOR, no facts or circumstances exist that would be likely to result in the filing of any such action. No member of the SEACOR Affiliated Group is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

                     Section 5.10. Legality of SEACOR Common Stock. The SEACOR Common Stock to be issued in connection with the Merger, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights.

                     Section 5.11. Broker's and Finder's Fee. No agent, broker, Person or firm acting on behalf of SEACOR is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any Affiliate of the parties hereto, in connection with any of the transactions contemplated herein.

                                    ARTICLE 6.
                              PRE-CLOSING COVENANTS

                     Section 6.1. Hart-Scott-Rodino; Cooperation and Best
Efforts.

                     (a) SCF and SEACOR shall cooperate in good faith and take all actions reasonably necessary or appropriate to file, and expeditiously and diligently prosecute to a favorable conclusion, the HSR Reports required to be filed by each of them in connection herewith with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") pursuant to the HSR Act; provided that SEACOR shall not be required to accept any conditions that may be imposed by the FTC or the DOJ in connection with such filings that would require the divestiture of any SEACOR or SCF assets or otherwise have a Material Adverse Effect on SEACOR or SCF.

                     (b) Each party shall cooperate with the other and use its best efforts to (i) receive all necessary and appropriate consents of third parties to the transactions contemplated hereunder, (ii) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Merger, and (iii) effect the Merger in accordance with this Agreement at the earliest practicable date.

                     Section 6.2. Conduct of Business By Both Parties Prior to the Closing Date. During the period from the date of this Agreement to the Effective Time, SCF and SEACOR shall each use its best efforts to preserve the goodwill of suppliers, customers and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger each of SCF and SEACOR shall not, without the prior written consent of the other:

                     (a) declare, set aside, increase or pay any dividend (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of, or issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock or effect any stock split or reverse stock split or other recapitalization, except (i) grants of stock options or restricted stock and the issuance of shares of SEACOR Common Stock upon the exercise of stock options or conversion of any outstanding convertible security; (ii) the acceptance by SEACOR of any shares in consideration of the exercise of any stock options or in satisfaction of any tax or tax withholding obligations of the holders of such options, and
(iii) payments within the SEACOR Affiliated Group by entities other than SEACOR as part of its cash management program;

                     (b) amend its certificate of incorporation or by-laws, or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

                     (c) pledge or otherwise encumber any shares of its capital stock, any other voting securities and any securities convertible into, or any rights, warrants or options to acquire, any such shares, or any other voting securities or convertible securities;

                     (d) commit or omit to do any act which act or omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof to the Effective Time;

                     (e) violate any applicable law, statute, rule, governmental regulation or order that would have a Material Adverse Effect on such party;

                     (f) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

                     (g) take any action that would prevent the accounting for the business combination to be effected by the Merger as a pooling-of-interests; or

                     (h) authorize any of, or agree or commit to do any of, the foregoing actions.

                     Section 6.3. Conduct of Business By SCF Prior to the Closing Date. During the period from the date of this Agreement to the Effective Time, in addition to its other covenants set forth in Section 6.2, each member of the SCF Group shall use its best efforts to preserve the possession and control of all of its assets other than those permitted to be disposed of pursuant to the terms of this Agreement, shall conduct its business only in the ordinary course consistent with past practice, and, except as otherwise provided herein, shall not, without the prior written consent of SEACOR:

                     (a) except as contemplated by Section 4.17, enter into or modify any employment, compensation, severance or similar agreement or arrangement with any director or employee, or grant any increase in the rate of wages, salaries, bonuses, employee advances or other compensation or benefits of any executive officer or other employee, other than any such increase that is both in the ordinary course of business consistent with past practice and in an amount such that, after giving effect thereto, aggregate employee compensation expense (considered on an annualized basis) does not exceed 105% of the aggregate employee compensation expense for the fiscal year ending December 31, 1999;

                     (b) enter into any new line of business;

                     (c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a material portion of the assets of, or by any other manner, any business or any Person or (ii) any assets that are material, individually or in the aggregate, to the SCF Group, except purchases of materials, equipment and supplies in the ordinary course of business consistent with past practice;

                     (d) except as disclosed on Schedule 6.3(d), sell or otherwise dispose of any SCF Vessel and, except for dispositions made in the ordinary course of business and consistent with past practices, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its other properties or assets;

                     (e) except as disclosed on Schedule 6.3(e), (i) incur any indebtedness for borrowed money; or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of such party or any of its subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person;

                     (f) except as disclosed on Schedule 6.3(f), make or agree to make any new capital expenditures other than those made in the ordinary course of business and consistent with past practices, but in no event to exceed in the aggregate $50,000;

                     (g) place or suffer to exist on any of its assets or properties any Lien, other than Liens listed on Schedules 4.11(a) or 4.13(a) and Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith and in no event shall the contested obligations, individually or in the aggregate, collateralized by such Permitted Liens exceed $50,000, in the aggregate, or forgive any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

                     (h) depart from any normal drydock and maintenance practices or discontinue replacement of spares in operating its fleet;

                     (i) defer any scheduled maintenance on any SCF Vessels;

                     (j) enter into any charter for its vessels which have a term of longer than 60 days at a fixed rate without the prior written consent of SEACOR (which consent shall not be unreasonably withheld);

                     (k) authorize any of, or agree or commit to do any of, the foregoing actions; or

                     (l) fail to maintain, renew or assist SEACOR in obtaining all necessary Environmental Permits required for its business and vessels.

                     Section 6.4. Press Releases. SCF and SEACOR will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to any transactions described in this Agreement, including the Merger, and shall not issue any such press releases or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to a listing agreement with the New York Stock Exchange.

                     Section 6.5. Cooperation. The SCF Group agrees to cooperate with SEACOR and to assist SEACOR in identifying the Environmental Permits required by SEACOR to operate the business from and after the Closing Date and will either, where permissible, transfer existing Environmental Permits of the SCF Group to SEACOR, or, where not permissible, assist SEACOR in obtaining new Environmental Permits for the Surviving Corporation.

                     Section 6.6. Access to Information and Confidentiality.

                     (a) Prior to the Closing Date, each of SCF and SEACOR shall afford to the other party and the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours to their respective premises, books and records and will furnish to the other party (i) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) such other information with respect to its business and properties as such other party reasonably requests.

                     (b) Prior to the Closing, SCF will comply, and shall cause the other members of the SCF Group to comply, with the obligations of the Companies relating to SEACOR's due diligence investigation set forth in Paragraph 9 of the term sheet incorporated by reference into a letter agreement dated November 3, 2000 by and between SEACOR and SCF.

                     (c) Each of SCF and SEACOR will, and will cause its officers, directors, employees, agents and representatives to, (i) hold in confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person), (ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors and (iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. In the event of termination of this Agreement for any reason, SCF and SEACOR will promptly return or destroy all documents containing nonpublic information so obtained from the other party and any copies made of such documents and any summaries, analyses or compilations made therefrom.

                     Section 6.7. Consultation and Reporting. During the period from the date of this Agreement to the Closing Date, SCF will, subject to any applicable legal or contractual restrictions, confer on a regular and frequent basis with SEACOR to report material operational matters and to report on the general status of ongoing operations. Each of SCF and SEACOR will notify the other of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings, or hearings (or communications indicating that the same may be contemplated) and will keep the other fully informed of such events and permit its representatives prompt access to all materials prepared by or on behalf of such party or served on them, in connection therewith.

                     Section 6.8. Update Schedules. Each party hereto will promptly disclose to the other any information contained in its representations and warranties and on the related schedules that is incomplete or no longer correct; provided, however, that none of such disclosures will be deemed to modify, amend or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment or supplement in writing.

                     Section 6.9. Notification. SCF shall notify SEACOR of any vessel that will be drydocked prior to Closing and of any insurable or noninsurable loss prior to Closing.

                     Section 6.10. Tax Certificates. Each of SEACOR and SCF shall execute and deliver to Weil, Gotshal & Manges LLP, counsel to SEACOR, certificates substantially in the forms attached to this Agreement as Exhibit I and Exhibit J, respectively, at such time as reasonably requested by such law firm, in connection with its delivery of the opinion described in Section 7.2(i) of this Agreement. Neither SEACOR nor SCF shall take, or cause to be taken, any action which would cause to be untrue any of the representations and covenants contained in such certificates.

                                    ARTICLE 7.
                               CLOSING CONDITIONS

                     Section 7.1. Condition Applicable to All Parties. The obligations of each of the parties hereto to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or waiver of the condition that no action, suit or proceeding before any court or governmental or regulatory authority will be pending, no investigation by any governmental or regulatory authority will have been commenced, and no action, suit or proceeding by any governmental or regulatory authority will have been threatened, against SCF or SEACOR or any of the principals, officers or directors of either of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking substantial damages in connection with any such transactions.

                     Section 7.2. Conditions to SEACOR's Obligations. The obligations of SEACOR to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

                     (a) (i) The representations and warranties of SCF in this Agreement or in any certificate delivered to SEACOR pursuant hereto as of the date hereof will be deemed to have been made again at and as of the Closing Date (without regard to any Schedule updates furnished by SCF after the date hereof unless consented to by SEACOR) and will then be true and correct in all material respects, and (ii) SCF will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by SCF prior to or on the Closing Date, except to the extent any such representation or warranty or performance or compliance, as the case may be, is qualified by materiality or by reference to the term "Material Adverse Effect", in which case such representation or warranty or performance or compliance shall be true and correct in all respects.

                     (b) There shall not have occurred any event or circumstance that shall have resulted in or is reasonably likely to result in a Material Adverse Effect with respect to the SCF Group from the date of the SCF Latest Balance Sheet to the Closing Date.

                     (c) All waiting periods applicable to the Merger under the HSR Act shall have been terminated or shall have expired and no condition shall have been imposed on SCF or SEACOR to obtain such termination that would require the divestiture of any of either of such party's assets or otherwise have a Material Adverse Effect on such party.

                     (d) All governmental and other material third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, including, but not limited to, the transfer or obtaining of all material permits, or to permit the continued operation of the business of the SCF Group in substantially the same manner after the Closing Date as immediately prior to the Closing Date and otherwise consistent with the provisions of this Agreement, shall have been received.

                     (e) The receipt by SEACOR of a certificate executed by an officer of SCF dated the Closing Date, certifying that the conditions specified in Section 7.2(a) and (b) hereof have been fulfilled.

                     (f) SCF will have delivered to SEACOR, each dated as of a date not earlier than five days prior to the Closing Date, (i) copies of the certificates of incorporation or comparable documents of each member of the SCF Group, including all amendments thereto, certified by the appropriate government official of the jurisdiction of incorporation, (ii) to the extent issued by such jurisdiction, certificates from the appropriate governmental official to the effect that each member of the SCF Group is in good standing in such jurisdiction and listing all organizational documents of the members of the SCF Group on file, (iii) to the extent issued by such jurisdiction, a certificate from the appropriate governmental official in each jurisdiction in which each member of the SCF Group is qualified to do business to the effect that such member is in good standing in such jurisdiction and (iv) to the extent issued by such jurisdiction, certificates as to the tax status of each member of the SCF Group in its jurisdiction of organization and each jurisdiction in which such member is qualified to do business.

                     (g) SEACOR shall have received from Brill & Meisel, special counsel to SCF, an opinion, dated as of the Closing Date, which covers the matters set forth in Exhibit E.

                     (h) Each of the SCF Stockholders shall have executed and delivered the Investment and Registration Rights Agreement, an Indemnification Agreement substantially in the form attached hereto as Exhibit F (the "Indemnification Agreement"), and an Escrow Agreement substantially in the form attached hereto as Exhibit G (the "Escrow Agreement").

                     (i) SEACOR shall have received an opinion from Weil, Gotshal & Manges LLP, counsel to SEACOR, in form and substance satisfactory to SEACOR, dated as of the Effective Date, substantially to the effect that the Merger should constitute a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, Weil, Gotshal & Manges LLP may rely upon representations and covenants contained in the certificates of officers of SEACOR and SCF substantially in the forms thereof attached hereto as Exhibit I and Exhibit J, respectively.

                     (j) SEACOR shall have received an affidavit from SCF, in form and substance acceptable to SEACOR, that satisfies the requirements of
Section 1445(b)(3)(A) and United States Treasury Regulation Section 1.1445-2(c)(3).

                     Section 7.3. Conditions to SCF's Obligations. The obligations of SCF to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

                     (a) (i) The representations and warranties of SEACOR in this Agreement or in any certificate delivered to SCF pursuant hereto as of the date hereof will be deemed to have been made again at and as of the Closing Date (without regard to any Schedule updates furnished by SEACOR after the date hereof unless consented to by SCF) and will then be true and correct in all material respects, and (ii) SEACOR will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by SEACOR prior to or on the Closing Date, except to the extent any such representation or warranty or performance or compliance, as the case may be, is qualified by materiality or by reference to the term "Material Adverse Effect", in which case such representation or warranty or performance or compliance shall be true and correct in all respects.

                     (b) There shall not have occurred any event or circumstance that shall have resulted in or is reasonably likely to result in a Material Adverse Effect with respect to the SEACOR Affiliated Group from the date of the SEACOR Latest Balance Sheet to the Closing Date; provided, however, that a decline in the price per share of SEACOR Common Stock on the New York Stock Exchange shall not in and of itself constitute a Material Adverse Effect.

                     (c) The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                     (d) All governmental and other material consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

                     (e) The receipt by SCF of a certificate executed by an officer of SEACOR dated the Closing Date, certifying that the conditions specified in Section 7.3(a) and (b) hereof have been fulfilled.

                     (f) SEACOR will have delivered to SCF, dated as of a date not earlier than five days prior to the Closing Date, a certificate from the appropriate governmental official to the effect that SEACOR is in good standing in its jurisdiction of incorporation and listing all charter documents of SEACOR on file.

                     (g) The receipt by SCF of an opinion from Weil, Gotshal & Manges LLP, counsel to SEACOR, which covers the matters set forth in Exhibit H attached hereto.

                     (h) SEACOR shall have executed and delivered the Investment and Registration Rights Agreement, the Indemnification Agreement and the Escrow Agreement.

                     Section 7.4. Waiver of Conditions. Any condition to a party's obligation to effect the Merger hereunder may be waived by that party in writing.

                                    ARTICLE 8.
                             POST-CLOSING COVENANTS

                     Section 8.1. Indemnification of Directors and Officers of SCF.

                     (a) From and after the Effective Time of the Merger, SEACOR agrees to indemnify and hold harmless, and to cause the Surviving Corporation to honor its separate indemnification obligations to, each person who is an officer or director of SCF (or a member of the SCF Group serving at the request of SCF) on the date of this Agreement or has served as such an officer or director at any time (together with those persons discussed in the last sentence of this subsection, an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to reasonable attorneys' fees and amounts paid in settlement) based upon or arising from his or her capacity as an officer or director of SCF (or a member of the SCF Group serving at the request of SCF), to the same extent he or she would have been indemnified under the Certificate of Incorporation or By-laws of SCF or under Section 145 of the DGCL as such documents were in effect on the date of this Agreement.

                     (b) The rights to indemnification granted by this Section
8.1 are subject to the following limitations: (i) the total aggregate indemnification to be provided by SEACOR and/or the Surviving Corporation pursuant to this Section 8.1 will not exceed, as to all of the Indemnified Persons described herein as a group, the Total Merger Consideration payable in the aggregate to all SCF Stockholders, and SEACOR shall have no responsibility to any Indemnified Person for the manner in which such sum is allocated among that group (but the Indemnified Persons may seek reallocation among themselves);
(ii) amounts otherwise required to be paid by SEACOR to an Indemnified Person pursuant to this Section 8.1 shall be reduced by any amounts that such Indemnified Person has recovered by virtue of the claim for which indemnification is sought and SEACOR shall be reimbursed for any amounts paid by SEACOR that such Indemnified Person subsequently recovers by virtue of such claim; (iii) no Indemnified Person shall be entitled to indemnification for any claim made or threatened prior to the Closing Date of which such Indemnified Person or SCF was aware but did not promptly disclose to SEACOR prior to the execution of this Agreement; (iv) any claim for indemnification pursuant to this
Section 8.1 must be submitted in writing to the Chief Executive Officer of SEACOR promptly upon such Indemnified Person becoming aware of such claim and, in no event, more than six years from the Effective Date, provided that any such failure to advise promptly has a prejudicial effect on SEACOR; (v) an Indemnified Person shall not settle any claim for which indemnification is provided herein without the prior written consent of SEACOR; and (vi) no indemnification is provided pursuant to this Section 8.1 in respect of any Losses (as defined in the Indemnification Agreement) to which SEACOR or any other indemnified party is entitled to indemnification under the Indemnification Agreement.

                     Section 8.2. Publication of Post-Merger Results. SEACOR shall use its reasonable best efforts to cause financial results covering at least thirty days of post-Merger combined operations to be published as soon as practicable after the passage of such thirty day period.

                     Section 8.3. Employee Benefits. Following the consummation of the Merger, the SEACOR Affiliated Group shall arrange to make available to the employees of SCF the benefits listed on Schedules 4.17(a) and 4.17(b) in accordance with the terms of such benefit plans, policies or arrangements; provided, that this covenant shall not prohibit the SEACOR Affiliated Group from modifying or rescinding such benefits thereafter to the extent such modification or rescission is generally applicable to similarly situated SEACOR Affiliated Group employees. SCF employees will receive credit for their prior service with the SCF Group for purposes of eligibility, vesting and, without duplication, benefit accruals with respect to any SEACOR Affiliated Group plan in which they participate to the same extent such prior service was credited under similar benefit plans maintained by the SCF Group.

                                    ARTICLE 9.
                                   TERMINATION

                     Section 9.1. Termination. This Agreement may be terminated and the Merger contemplated herein abandoned at any time before the Effective
Time:

                     (a) By the mutual consent of the Boards of Directors of SCF and SEACOR.

                     (b) By the Board of Directors of either SCF or SEACOR if there has been a material breach by the other of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in Section 9.1(c) below.

                     (c) By the Board of Directors of either SCF or SEACOR if
(i) all conditions to Closing required by Article 7 hereof have not been met by or waived by January 15, 2001 (the "Termination Date"), (ii) any such condition cannot be met by such date and has not been waived by each party in whose favor such condition inures, or (iii) the Merger has not occurred by such date; provided, however, that neither SCF nor SEACOR shall be entitled to terminate this Agreement pursuant to this subparagraph (c) if such party is in willful and material violation of any of its representations, warranties or covenants in this Agreement.

                     (d) If any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

                     Section 9.2. Effect of Termination. Upon termination of this Agreement pursuant to this Article 9, this Agreement shall be void and of no effect and shall result in no obligation of or liability to any party or their respective directors, officers, employees, agents or shareholders, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement in which case the party who breached the representation, warranty or covenant shall be liable to the other party for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.


                                   ARTICLE 10.
                                  MISCELLANEOUS

                     Section 10.1. Notices. All notices hereunder must be in writing and will be deemed to have been duly given upon receipt of hand delivery; certified or registered mail; return receipt requested; or telecopy transmission with confirmation of receipt:

(a)        If to SEACOR:

                               SEACOR SMIT Inc.
                               1370 Avenue of the Americas
                               New York, New York 10019
                               Attention:  Alice N. Gran, Esq.

                               with a copy to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York 10153
                               Attention:  David E. Zeltner, Esq.

(b)        If to SCF:

                               1370 Avenue of the Americas
                               New York, NY 10019
                               Attention:  Mr. Fred Farkouh

                               with a copy to:

                               Brill & Meisel
                               488 Madison Avenue
                               New York, NY 10022
                               Attention:  Allen H. Brill, Esq.

Such names and addresses may be changed by written notice to each person listed above.

                     Section 10.2. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                     Section 10.3. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

                     Section 10.4. Interpretation.

                     (a) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                     Section 10.5. Entire Agreement; Severability.

                     (a) This Agreement, including the Exhibits and Schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to such subject matter.

                     (b) If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, it is the parties' intention that such determination will not be held to affect the validity or enforceability of any other provision of this Agreement, which provisions will otherwise remain in full force and effect.

                     Section 10.6. Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto; provided, however, that there shall be made no amendment that by law requires approval by the stockholders of a party hereto without the approval of such stockholders.

                     Section 10.7. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Any waiver must be in writing.

                     Section 10.8. Binding Effect; Benefits. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Section 8.1, the Indemnified Persons and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                     Section 10.9. Assignability. This Agreement is not assignable by any party hereto without the prior written consent of the other parties.

                     Section 10.10. Expenses. Each of the parties hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its own financial, legal and tax advisors.

                     Section 10.11. Gender and Certain Definitions. All words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                                      * * *

                     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.


                                         SEACOR SMIT INC.

                                         By: /s/ Alice N. Gran
                                             ----------------------------------
                                             Name: Alice N. Gran
                                             Title: Vice President



                                         SCF CORPORATION

                                         By: /s/ Fred C. Farkouh
                                             ----------------------------------
                                             Name: Fred C. Farkouh
                                             Title: Treasurer